UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

iRobot Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11

iRobot and Amazon Employee Question

August 23, 2022

Q1.

How does this impact RSU Awards (as defined below)? Will they be converted to Amazon.com, Inc. (“Amazon”) shares, converted to cash, accelerated, paid in full, terminated? Prior to closing, your iRobot Corporation (“iRobot” or the “Company”) restricted stock unit awards (“RSU Awards”) will continue to be eligible to become vested in accordance with the existing iRobot terms. At closing, any unvested RSU Award will be converted to a cash award with a total value equal to $61/share (with any performance-based RSU Award to be converted to a cash award with the number of shares based on the actual level of achievement through the effective time of Amazon’s acquisition of iRobot or, for 2022 awards, the target level of achievement), which cash award will vest and become payable in installments on the applicable time-based vesting date(s) of, and subject to the time-based vesting terms and conditions as, the applicable RSU Award.

Q2.

What milestones/timeline are upcoming to close the deal? In general terms, the milestones occur in three phases: 1.) deal agreement is signed, 2.) shareholder approval, and regulatory review and integration planning, and 3.) deal closing. We will continue to provide you with updates when available.

Q3.

How will the employee stock purchase plan (“ESPP”) work? What happens if my ESPP for shares priced at greater than $61/share? With respect to the current offering period, which began on May 16, 2022, the iRobot ESPP will continue to operate as usual. The purchase date for the current offering will be November 14, 2022 unless the acquisition closing date occurs prior to November 14, 2022. In this event, the ESPP purchase date will be no later than the business date immediately preceding the closing date (such date, the “ESPP Termination Date”). Based on the terms of the iRobot ESPP and the stock price on May 16, 2022, the maximum purchase price for this offering period would be $39.54 per share. There will be no new offering periods after the end of the current offering period and the iRobot ESPP will terminate as of the ESPP Termination Date.

Q4.

Will there be retention bonuses for us as part of the acquisition? There will be no immediate changes to the Company’s compensation plans. Retaining talent is a critical enabler to iRobot’s strategy and iRobot’s compensation plans will continue to reflect this through the sign to close period. If there any changes, we will communicate that to you.

Q5.

Due to the acquisition, are any promotions, merit increases or changes to compensation/raises put on hold in the short term? If so, until when? If not, is there a formal cycle (for example, wait until Q4 review period) or off-cycle adjustment period? There will be no immediate changes to the Company’s compensation and promotional plans. Retaining talent is a critical enabler to iRobot’s strategy and iRobot’s compensation plans will continue to reflect this through the sign to close period. If there are any changes, we will communicate this to you.

Q6.	In the event the deal does not go through, what is the future state for iRobot? Amazon and iRobot are two separate companies and will continue to remain separate if the deal does not close.

Q7.

My team won a 2021 Chairman’s Award. When will the stock award be paid out to winners? Chairman’s Award winners will receive their RSU Awards in September 2022, subject to the standard vesting terms and conditions.

Q8.	Where can I learn more about Amazon and its culture? Check out AboutAmazon.com.

Q9.

How has Amazon integrated other companies that they have acquired? Amazon has a proven track record of empowering teams that join Amazon through device acquisitions (e.g., Ring, eero) to reach their full potential by delighting customers with more product options and better convenience.

Important Information and Where to Find It

In connection with the proposed transaction between iRobot and Amazon, the Company will file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investor.irobot.com or by contacting the Company’s investor relations department at the following:

iRobot Corporation

Andrew Kramer

investorrelations@irobot.com

(781) 430-3003

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 11, 2022, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Amazon, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii)

potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.